Fort Mill, SC (March 23, 2001)- Muzak LLC ("Muzak" or the "Company"), the leading provider of business music services in the United States, announced on February 28, 2001 that it was pursuing through a private placement the issuance of $175 million of Senior Subordinated Notes. Due to recent market conditions, Muzak LLC has decided not to pursue this placement at this time and will continue to explore financing alternatives.





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The above statements regarding future financial position, strategy, and plans and objectives are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, the restrictions imposed by the terms of the Company's debt, the Company's history of net losses, the Company's dependence on satellite delivery of its products, the terms of the Company's agreements, the Company's ability to identify, complete and integrate acquisitions, the effects of competition and technological change, the availability of cost-effective programming, the impact of legislation and regulation, risks related to general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ from these forward looking statements.